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                                                                    EXHIBIT 23.1



                         CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-8) pertaining to the 2003 Directors' Deferred Compensation Plan of Waste Management, Inc. and to the incorporation by reference therein of our report dated February 14, 2003, with respect to the consolidated financial statements and schedule of Waste Management, Inc. incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 2002, filed with the Securities and Exchange Commission.





                                                 /s/ ERNST & YOUNG LLP

Houston, Texas
November 6, 2003